UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2024

Tristar Acquisition I Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40905	98-1587643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Burlington Woods Drive, Suite 100

Burlington, MA 01803

(Address of principal executive offices, including zip code)

+1 (781) 640-4446

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, par value $0.0001 per share, and one-half of one Redeemable Warrant	TRIS.U	New York Stock Exchange

Class A Ordinary Share, par value $0.0001 per share	TRIS	New York Stock Exchange

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	TRIS.W	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On August 2, 2024, Tristar Acquisition I Corp. filed a Current Report on Form 8-K (the “Original Form 8-K”) with the Securities and Exchange Commission. This amendment to Form 8-K amends and restates the Original Form 8-K to correct for certain transmission errors.

Introductory Note

On August 2, 2024, Tristar Acquisition I Corp., a Cayman Islands exempted company (“Tristar”) and Helport Limited, a British Virgin Islands business company (“Helport” or the “Company”) consummated (the “Closing”) their previously announced business combination (the “Business Combination”), pursuant to that certain Business Combination Agreement, dated as of November 12, 2023, as amended on December 18, 2023 (the “Business Combination Agreement”), by and among Tristar, Helport, Helport AI Limited, a British Virgin Islands business company (“Pubco”), Merger I Limited, a British Virgin Islands business company and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Merger II Limited, an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”). Upon the Closing, each of Tristar and Helport shall become direct, wholly-owned subsidiaries of Pubco.

Following the consummation of the Business Combination, the Pubco Ordinary Shares and Pubco Warrants are expected to begin trade on the Nasdaq Capital Market on August 5, 2024 under the symbols “HPAI” and “HPAIW”.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed, on May 18, 2024, Tristar and Helport entered into subscription agreements with three investors on substantially the same terms, pursuant to which, among other things, Helport agreed to issue and sell to the investors, and the investors agreed to subscribe for and purchase an aggregate of 1,388,889 shares at a purchase price of $10.80 per  share, for an aggregate purchase price of $15,000,000, in a private placement (the “PIPE Investment”). The subscription agreements contained customary conditions to closing, including the consummation of the Business Combination.

As reported in the proxy statement/prospectus included in the Registration Statement on Form F-4 (File No. 333-276940) of Pubco, the PIPE Investment was subject to the risk that it might not be consummated due to a number of reasons, including that an investor may fail to fund any portion of the PIPE Investment or otherwise breach its obligations under the applicable subscription agreement, which might prevent the PIPE Investment from being consummated in a timely manner, or at all.

On August 2, 2024, in connection with the consummation of the Business Combination, Pubco received aggregate gross proceeds of $5.5 million out of the $15 million PIPE Investment and issued an aggregate of 509,259 shares to the PIPE Investors for such subscription. The reduced amount of gross proceeds was due to the inability of one of the investors to remit substantially all of its subscription. Each of Tristar and Pubco reserve their rights with respect to such investor’s obligations, however there are no assurances that the balance of such commitment will be remitted in a timely manner, if at all.

As a result of this change, Pubco’s post-closing ownership is as follows:

Name and Address of Beneficial Owner*	Number of Ordinary Shares	% of Ordinary Shares
Directors and Executive Officers Post-Business Combination:
Guanghai Li	-	-
Tao Ke	-	-
Xiaoma (Sherman) Lu	-	-
Jun Ge	-	-
Xinyue (Jasmine) Geffner	-	-
Kia Hong Lim(6)	174,199	0.47%
	-
All directors and executive officers as a group	174,199	0.47%

Five Percent Holders:
Helport Holdings Limited(1)	19,410,760	52.27%
Hades Capital Limited(2)	2,974,389	8.01%
Asymptotica Limited(3)	2,523,387	6.80%
Extra Technology Limited(4)	2,135,188	5.75%
Chunyi (Charlie) Hao(5)	2,907,500	7.83%

*	Unless otherwise noted, the business address of each of the following entities or individuals is 9 Temasek Boulevard #07-00, Suntec Tower Two, Singapore 038989.

(1)	Represents 19,410,760 Pubco Ordinary Shares held by Helport Holdings Limited, a British Virgin Islands company wholly owned by Helport Z Limited, a British Virgin Islands company and controlled by the Silver Ocean Trust, of which Fan Yu is the settlor with the power to direct the trustee with respect to the exercise of any voting and other rights attached to the shares held by Helport Holdings Limited in Pubco.
(2)	Represents 2,974,389 Pubco Ordinary Shares held by Hades Capital Limited, a British Virgin Islands company wholly owned by Ying Chen, who has voting and dispositive control over the securities owned by Hades Capital Limited.
(3)	Represents 2,523,387 Pubco Ordinary Shares held by Asymptotica Limited, a British Virgin Islands company wholly owned by Shuangchi He, who has voting and dispositive control over the securities owned by Asymptotica Limited.
(4)	Represents 2,135,188 Pubco Ordinary Shares held by Extra Technology Limited, a British Virgin Islands company wholly owned by Cong Shi, who has voting and dispositive control over the securities owned by Extra Technology Limited.
(5)	Represents 2,907,500 Pubco Ordinary Shares beneficially owned by Chunyi (Charlie) Hao. The shares beneficially owned include: (i) 715,125 Pubco Ordinary shares held by Navy Sail International Limited, a British Virgin Islands company wholly owned by Mr. Hao, who has voting and dispositive control over the securities owned by Navy Sail International Limited; and (ii) 2,192,375 Pubco Ordinary shares held directly by Mr. Hao. The business addresses of Navy Sail International Limited and Chunyi (Charlie) Hao is 2 Burlington Woods Drive, Suite 100, Burlington, MA 01803.
(6)	Represents 52,162 Pubco Ordinary Shares directly owned by Kia Hong Lim, 81,349 Pubco ordinary shares held by SiS SPAC Investment Fund Pte Ltd, and 40,688 Pubco ordinary shares held by SiS Cloud Global Tech Fund 8. Mr. Lim exercises control over SiS SPAC Investment Fund Pte Ltd and SiS Cloud Global Tech Fund 8 and has voting and dispositive control over the securities owned by them. Mr. Lim, SiS Cloud Global Tech Fund 8 and SiS SPAC Investment Fund Pte Ltd are Convertible Promissory Notes Holders who received convertible notes from Helport, which were automatically convertible into Pubco Ordinary Shares on the date of and immediately prior to the Closing.

Pubco intends to use PIPE Investment proceeds received at Closing to support its daily operations. However, as Pubco generated a net cash inflow of US$6.43 million from operating activities for the six months ended December 31, 2023, Pubco does not expect the decrease in proceeds received at Closing to have any immediate material adverse affect on its financial condition, business operations and results of operations after the consummation of the Business Combination. Pubco expects to file, within four business days of the Closing, additional information with respect to the impact of the reduced PIPE Investment proceeds on Pubco’s capitalization structure and financial information reflecting the transactions consummated in the Business Combination.

Item 5.07 Submission of Matters to a Vote of Security Holders

On August 1, 2024, Tristar held an extraordinary general meeting in lieu of an annual general meeting of shareholders (the “Meeting”), at which holders of 11,966,727 Tristar Ordinary Shares were present in person or by proxy, constituting a quorum for the transaction of business. Only shareholders of record as of the close of business July 11, 2024, the record date for the Meeting, were entitled to vote at the Meeting. As of the record date, 16,358,802 Tristar Ordinary Shares were outstanding and entitled to vote at the Meeting. The proposals listed below are described in more detail in Tristar’s definitive proxy statement/prospectus, filed with the Securities and Exchange Commission on July 8, 2024 (the “Definitive Proxy Statement/Prospectus”). A summary of the final voting results at the Meeting is set forth below:

Proposal 1 - The Business Combination Proposal

Tristar’s shareholders approved Proposal 1 - the approval and adoption of the Business Combination Agreement, and the transactions contemplated therein, including the Business Combination whereby (a) the First Merger Sub will merge with and into Helport, with Helport surviving the First Merger as a wholly-owned subsidiary of Pubco; and (b) the Second Merger Sub will merge with and into Tristar, with Tristar surviving the Second Merger as a wholly-owned subsidiary of the Pubco. The votes cast were as follows:

For	Against	Abstain
12,034,642	368,416	0

Proposal 2 – The Merger Proposal

Tristar’s shareholders approved Proposal 2 – the approval of, the Second Merger and the Cayman Plan of Merger in relation to the Second Merger in substantially the form attached to the Definitive Proxy Statement/Prospectus, and any and all transaction provided for in the Cayman Plan of Merger. The votes cast were as follows:

For	Against	Abstain
12,034,642	368,416	0

Proposal 3 - The Memorandum and Articles Proposal

Tristar’s shareholders approved Proposal 3 – assuming the Business Combination Proposal is approved, the adoption by Pubco of Pubco’s amended and restated memorandum and articles of association (the “Proposed Pubco Memorandum and Articles”) to be adopted prior to consummation of the Business Combination. The votes cast were as follows:

For	Against	Abstain
11,084,672	368,416	949,970

Proposal 4 - The Organizational Documents Advisory Proposals

To consider and vote upon, separate and apart from the vote on the Memorandum and Articles Proposal, as an Ordinary Resolution, on an advisory and non-binding basis, that the five separate proposals with respect to certain governance provisions in the Proposed Pubco Memorandum and Articles to be adopted by Pubco be approved and authorized in all respects.

Organizational Documents Advisory Proposal 1

Tristar’s shareholders approved this proposal - to approve and adopt, on a non-binding advisory basis, provisions to be included in Proposed Pubco Memorandum and Articles, which provides that a director may be removed with or without cause by resolution of the directors, by resolution of the shareholders passed at a meeting of shareholders for the purposes of removing the director or for purposes including the removal of the director, or by a written resolution passed by a least 75% of the shareholders. The votes cast were as follows:

For	Against	Abstain
11,084,672	368,416	949,970

Organizational Documents Advisory Proposal 2

Tristar’s shareholders approved this proposal - to approve and adopt, on a non-binding advisory basis, provisions to be included in Proposed Pubco Memorandum and Articles providing that meetings of the shareholders may be convened by any director of Pubco at such times and in such manner and places as the director considers necessary or desirable, or upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. The votes cast were as follows:

For	Against	Abstain
11,084,672	368,416	949,970

Organizational Documents Advisory Proposal 3

Tristar’s shareholders approved this proposal - to approve and adopt, on a non-binding advisory basis, the exclusion of provisions from Proposed Pubco Memorandum and Articles relating to being a blank check company prior to the consummation of its initial business combination, including, for example, provisions pertaining to a trust account and time limits within which it must consummate an initial business combination. The votes cast were as follows:

For	Against	Abstain
11,084,672	368,416	949,970

Organizational Documents Advisory Proposal 4

Tristar’s shareholders approved this proposal - to approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Memorandum and Articles providing that that the directors may at any time appoint any person to be a director to fill a vacancy for a term not exceeding the term that remained when the person who has ceased to be a director ceased to hold office. The votes cast were as follows:

For	Against	Abstain
11,084,672	368,416	949,970

Organizational Documents Advisory Proposal 5

Tristar’s shareholders approved this proposal- to approve and adopt, on a non-binding advisory basis, provisions to be included in the Proposed Memorandum and Articles providing that that Pubco is authorized to issue a maximum of 500,000,000 shares of a single class each with a par value of US$0.0001. The votes cast were as follows:

For	Against	Abstain
11,084,672	368,416	949,970

Proposal 5 - The Equity Incentive Plan Proposal

Tristar’s shareholders approved Proposal 5 – the adoption of the Pubco 2024 Equity Incentive Plan by Pubco. The votes cast were as follows:

For	Against	Abstain
10,978,351	374,737	1,049,970

Proposal 6 - The Director Election Proposal

Tristar’s shareholders approved Proposal 9 - to consider and vote upon a proposal to approve the election each of Guanghai Li, Xiaoma (Sherman) Lu, Jun Ge, Xinyue (Jasmine) Geffner and Kia Hong Lim to serve terms on Pubco’s board of directors effective at the Effective Time until the 2025 annual meeting of shareholders or until their respective successors are duly elected and qualified. The votes cast were as follows:

Guanghai Li:

For	Withhold	Broker Non-Vote
10,784,672	1,618,386	0

Xiaoma (Sherman) Lu:

For	Withhold	Broker Non-Vote
11,084,672	1,318,386	0

Jun Ge

For	Withhold	Broker Non-Vote
11,084,672	1,318,386	0

Xinyue (Jasmine) Geffner

For	Withhold	Broker Non-Vote
11,084,672	1,318,386	0

Kia Hong Lim

For	Withhold	Broker Non-Vote
10,784,672	1,618,386	0

Proposal 7 - The Share Issuance Proposal

Tristar’s shareholders approved Proposal 7 - for the purposes of complying with the applicable listing rules of NYSE, the issuance by Pubco of more than 20% of Pubco’s issued and outstanding ordinary shares to shareholders of Helport in connection with the Business Combination, which issuance may result in any investor acquiring such shares owning more than an aggregate of 20% of Pubco’s outstanding ordinary shares, or more than 20% of the voting power of Pubco, which could constitute a “change of control” under NYSE rules be approved and authorized in all respects. The votes cast were as follows:

For	Against	Abstain
11,084,669	368,419	949,970

As there were sufficient votes at the time of the Meeting to approve each of the above proposal, the “Adjournment Proposal” described in the Definitive Proxy Statement/Prospectus was not presented to stockholders.

Shareholders holding an aggregate of 10,480,699 Tristar Ordinary Shares exercised their right to have such shares redeemed for a pro rata portion of the trust account holding the proceeds from Tristar’s initial public offering, which was approximately $11.21 per share, or $117.47 million in the aggregate that was redeemed. The remaining amount in the trust account was used to fund certain expenses incurred by Tristar and Helport in connection with the Business Combination.

Item 8.01

Attached as Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K are the press releases jointly issued by the parties announcing the consummation of the Business Combination.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
99.1	Press Release as of August 2, 2024
99.2	Press Release as of August 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRISTAR ACQUISITION I CORP.

Dated: August 2, 2024	By:	/s/ Xiaoma (Sherman) Lu
	Name:	Xiaoma (Sherman) Lu
	Title:	Chief Executive Officer